

Nicholas-Applegate Convertible & Income II		Annual Shareholder
August 31, 2007 (unaudited)				Meeting Results



The Fund held its annual meeting of shareholders on July 25, 2007. Common/Preferred shareholders of Convertible & Income II voted to re-elect Paul Belica and Robert E. Conner, and elect
William B. Ogden, IV and John C. Maney as Trustees as indicated below.






                                                                 Withheld
                                                 Affirmative     Authority
Re-election of Paul Belica
	Class I to serve until 2010               52,282,756     654,339

Re-election of Robert E. Conner*
	Class I to serve until 2010               16,515         89

Election of William B. Ogden, IV
	Class I to serve until 2010               52,366,529     570,566

Election of John C. Maney
	Class III to serve until 2009             52,352,840     584,255



Messrs. John Dalessandro II, Hans W. Kertess and R. Peter Sullivan III continue to serve as Trustees of the Fund.


*Preffered Shares Turstee
